Exhibit 15.1

August 5, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 5, 2014 on our review of interim financial information of Varian Medical Systems, Inc. for the three and nine month periods ended June 27, 2014 and June 28, 2013 and included in the Company's quarterly report on Form 10-Q for the quarter ended  June 27, 2014 is incorporated by reference in its Registration Statements on Form S-8 (No.333-188693, No.333-168444, No. 333-168443, No. 333-161307, No. 333-152903, No. 333-146176, No. 333-130001, No. 333-123778, No. 333-57006, No. 333-57012, No. 333-57008, No. 333-57010, and No. 333-75531).

Yours very truly,

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP